UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2017

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox

Yokneam, Israel 20692

(Address of Principal Executive Offices)

+972-4-909-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On February 18, 2017, Mellanox Technologies, Ltd., a company formed under the laws of the state of Israel (the “Company”), dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The dismissal of PwC was approved by the audit committee of the board of directors of the Company (the “Audit Committee”).

Under Israeli law, the Company’s shareholders annually approve the Audit Committee’s recommendation of the independent registered accounting firm. The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016, including the financial statements audited by PwC, was filed with the Securities and Exchange Commission on February 17, 2017 and, thus, PwC had concluded its required services to the Company for fiscal 2016.

PwC’s reports on the Company’s financial statements for the fiscal years ended December 31, 2016 and December 31, 2015 contained no adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2016 and December 31, 2015 and the subsequent interim period through February 18, 2017, there have been no (i) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years or (ii) reportable events (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K) except the material weaknesses in the Company’s control over financial reporting relating to control environment, risk assessment and monitoring for each interim period in fiscal 2015, which were remediated as of December 31, 2015, as disclosed in Item 9A of the Form 10-K for the year ended December 31, 2015 filed with the SEC on February 26, 2016 and included as Exhibit 16.2 to this Form 8-K. The Audit Committee discussed each reportable event with PwC, and PwC is authorized to respond fully to the inquiries of the successor accountant (reported below) concerning the reportable events.

The Company has provided PwC with a copy of the disclosures made herein and has requested that PwC furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of PwC’s letter is included as Exhibit 16.1 to this Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On February 18, 2017, the Audit Committee appointed Kost Forer Gabbay & Kasierer, the Israel-based member of Ernst & Young Global, subject to the approval of the Company’s shareholders, as the Company’s independent registered public accounting firm for the year ending December 31, 2017 (the “Company’s 2017 Auditors”). The selection of an Israeli-based audit firm is best aligned with the Company’s establishment of its financial shared service center in Israel.

Under Israeli law, the Audit Committee’s recommendation regarding the appointment of the Company’s 2017 Auditors is subject to shareholder approval and therefore will be presented to the shareholders for a vote at the Company’s annual general meeting.

During the fiscal years ended December 31, 2016 and December 31, 2015 and the subsequent interim period through February 18, 2017, the Company has not consulted with Kost Forer Gabbay & Kasierer regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Kost Forer Gabbay & Kasierer concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP dated February 24, 2017.

16.2	Item 9A – Controls and Procedures Disclosure from the Mellanox Technologies, Ltd. Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Securities Exchange Commission on February 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELLANOX TECHNOLOGIES, LTD.

Date: February 24, 2017	By:	/s/ Alan C. Mendelson
Alan C. Mendelson
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP dated February 24, 2017.

16.2	Item 9A – Controls and Procedures Disclosure from the Mellanox Technologies, Ltd. Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Securities Exchange Commission on February 26, 2016.